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                                                                   Exhibit 10.12


                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                        1999 CONTRACTOR STOCK OPTION PLAN



I.       PURPOSES

         There are two purposes of the 1999 Contractor Stock Option Plan (the "Plan"). The first is to offer to certain non-employees ("contractors") who contribute materially to the successful operation of AMERICAN MANAGEMENT SYSTEMS, INCORPORATED (the "Corporation") additional incentive and encouragement to continue to serve as contractors of the Corporation by increasing their personal participation in the Corporation through stock ownership. The second purpose is to provide an alternative means of compensating contractors whose performances contribute significantly to the success of the Corporation. The Plan provides a means whereby optionees may purchase shares of the $0.01 par value common stock of the Corporation (the "Common Stock") pursuant to options. The options will be "nonqualified stock options," that is, options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

II.      ADMINISTRATION

         The Plan shall be implemented and administered by a Stock Option/Award Committee appointed by the Board of Directors of the Corporation (the "Board") and composed of two or more directors of the Corporation.

         The Stock Option/Award Committee may be delegated the authority and discretion to adopt and revise such rules and regulations as it shall deem necessary for the administration of the Plan, and to determine, consistent with the provisions of the Plan, the contractors to be granted options, the times at which options shall be granted, the exercise price of the shares subject to each option, the number of shares subject to each option, the vesting schedule of options or whether the options shall be immediately vested, the times when options shall terminate, and whether the exercise price of options shall be paid in cash or stock. Acts of a majority of the members of the Stock Option/Award Committee at a meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Stock Option/Award Committee, shall be the valid acts of the Stock Option/Award Committee. The Stock Option/Award Committee's actions, including any interpretation or construction of any provisions of the Plan or any option granted hereunder, shall be final, conclusive and binding unless otherwise determined by the Board at its next regularly scheduled meeting.

         No member of the Stock Option/Award Committee or the Board, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

III.     ELIGIBILITY; PARTICIPATION

         All contractors performing consulting services for the Corporation, or any corporation, partnership, limited liability company, or other entity in which the Corporation owns equity interests possessing at least 50 percent of the voting power (a "Subsidiary"), who (i) are natural persons, (ii) render services to the Corporation or a Subsidiary that do not directly or indirectly promote or maintain a market for the Corporation's securities, (iii) has contracted directly with the Corporation or a Subsidiary for the performance of such services, (iv) have, if required by the Stock Option/Award Committee, executed and delivered to the Corporation or a Subsidiary confidentiality and non-disclosure agreements in a form acceptable to the Corporation and (v) otherwise meet minimum requirements established by the Stock Option/Award Committee, shall be eligible to receive options under the Plan. A contractor who has been granted an option may be granted an additional option or options or rights under the Plan if the Stock Option/Award Committee shall so determine. The granting of an option under the Plan shall not affect any outstanding stock option previously granted to a contractor under the Plan or any other plan of the Corporation.

         Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall confer upon any contractor the right to continue as a contractor of the Corporation or any Subsidiary, or shall interfere in any way with the right of the Corporation or a Subsidiary to terminate the relationship with any such contractor at any time.

IV.      BASIS OF GRANT

         Options shall be granted to contractors either (a) on the basis of awards earned under the Corporation's incentive programs for contractors, as in effect from time to time, or (b) as the Stock Option/Award Committee may determine from time to time. If options are granted based on (a) hereof, then options based thereon shall be earned



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based on the contractor's success in meeting predetermined performance standards during one or more years. Options shall be granted under (a) hereof, if at all, at the time that the Corporation determines in its judgment that the contractor has met or will meet the contractor's predetermined performance standards during the requisite periods.

V.       NUMBER OF SHARES AND OPTIONS

         The number of shares authorized to be issued pursuant to options granted under the Plan is 20,000 shares, subject to adjustment in accordance with the provisions of paragraph G of Section VI hereof. Shares subject to options granted under the Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation and held in treasury. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be subject to an option granted under the Plan.

VI.      TERMS AND CONDITIONS OF OPTIONS

         A. Option Agreement. Each option granted pursuant to the Plan shall be evidenced by an agreement ("Option Agreement") between the Corporation and the optionee receiving the option. Option Agreements (which need not be identical) shall state that the option is a nonqualified stock option, shall designate the number of shares and the exercise price of the options to which they pertain, shall set forth the vesting schedule of the options or state that the options are vested immediately. The Option Agreements shall be in writing, dated as of the date the option is granted, and shall be executed on behalf of the Corporation by such officers as the Stock Option/Award Committee shall authorize. Option Agreements generally shall be in such form and contain such additional provisions as the Stock Option/Award Committee shall prescribe, but in no event shall they contain provisions inconsistent with the provisions of the Plan.

         B. Exercise of Options. Options are exercisable only to the extent they are vested. Options granted to contractors shall vest either immediately or periodically pursuant to a schedule selected by the Stock Option/Award Committee at the same time the option is granted. The Option Agreement shall either state that the options are fully vested upon grant and immediately exercisable in full or shall set forth the vesting schedule selected by the Stock Option/Award Committee.

         Optionees may exercise at any time or from time to time all of any portion of a vested option.

         C. Repurchase Amendment. Options may be amended to advance the date on which the option shall vest. If an option is so amended, the amendment also may provide that the shares which would not have been vested under the vesting schedule set forth in the Option Agreement shall be subject to repurchase by the Corporation for a specified period of time at the original exercise price if the optionee is terminated for any reason prior to expiration of the repurchase period. The amendment shall be evidenced by a written agreement (the "Repurchase Amendment") between the Corporation and the optionee, shall be executed on behalf of the Corporation by such officers as the Stock Option/Award Committee shall authorize, and shall be in such form and contain such provisions as the Stock Option/Award Committee shall prescribe.

         D.   Exercise Price.

              1. Fair Market Value. The price at which all stock options granted pursuant to the Plan may be exercised shall be the fair market value of the Common Stock on the date of grant. For purposes of the Plan, the term "fair market value" shall be defined as the closing bid price of the Common Stock quoted over The Nasdaq Stock Market in the National Market on the date of grant of the option, or if there is no trade on such date, the closing bid price on the last preceding date upon which such Common Stock was traded. In the event that the Common Stock is not traded over the Nasdaq Stock Market, the term fair market value shall be defined as the closing bid price of the Common Stock published in the National Daily Stock Quotation Summary on the date of grant of the option, or if there are no quotations published on such date, on the most recent date upon which such Common Stock was quoted. In the event that the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the date the option is granted, or if no sale of the Common Stock shall have been made on any exchange on that date, then the next preceding day on which there was a sale of such stock.

              2. Payment. Payment of the exercise price may be (i) in cash, (ii) by delivery to the Corporation of (x) irrevocable instructions to deliver to a broker the stock certificates representing the shares for which the option is being exercised, and (y) irrevocable instructions to the broker to sell such shares and promptly deliver to the Corporation the portion of the proceeds equal to the exercise price, or in the sole discretion of the Stock Option/Award Committee, (iii) by exchange of Common Stock of the Corporation, or, (iv) partly in cash and partly by exchange of



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such Common Stock, provided that for purposes of (iii) and (iv) the value of such Common Stock shall be the fair market value on the date of exercise, and further provided that such Common Stock shall have been held by the optionee for a period of at least six (6) months prior to the date of exercise.

         The Stock Option/Award Committee may permit deferred payment of all or any part of the purchase price of the shares purchased pursuant to the Plan, provided the par value of the shares must be paid in cash.

         E. Suspension or Termination of Options. Subject to earlier termination as provided below, all stock options shall expire, and all rights granted under Option Agreements shall become null and void, on the date specified in the Option Agreement, which date shall be no later than five (5) years after the stock options are granted.

         Upon termination (including expiration) of a contractor's contract relationship with the Corporation or a Subsidiary for any reason other than by mutual termination by the Corporation and the contractor of such contracting relationship following completion of ten (10) or more years of continuous service by a contractor, death or disability, all options held by such contractor which are not exercisable on the date of such termination shall expire. To the extent stock options are exercisable on such date, shares subject to stock options held by a contractor may be purchased during the "exercise period," after which the stock options shall expire and all rights granted under the Option Agreement shall become null and void. The "exercise period" for shares subject to stock options held by a contractor, his heirs, legatees or legal representatives, as the case may be, ends on the earlier of (i) the date on which the stock option expires by its terms, or (ii) (A) except in the case of death, disability, or mutual termination of a contractor following completion of ten (10) or more years of continuous service as a contractor, thirty (30) days after the date of the contractor's termination, or (B) in the case of death, disability, or mutual termination of a contractor following completion of ten (10) or more years of continuous service, one (1) year after the date of the contractor's termination.

         If the Director of Human Resources of the Corporation or his or her designee reasonably believes an optionee has committed an act of misconduct as described in this paragraph, the Director of Human Resources may suspend the optionee's rights to exercise any option pending a determination by the Stock Option/Award Committee. If the Stock Option/Award Committee determines an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty, breach of any agreement relating to competitive activities or non-solicitation of customers or employees, or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if an optionee makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom the Corporation acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Stock Option/Award Committee shall act fairly and shall give the optionee an opportunity to appear and present evidence on his or her behalf at a hearing.

         F. Non-Transferability of Options. Options pursuant to the Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as permitted by the preceding sentence, no option nor any right granted under an Option Agreement shall be transferred, assigned, pledged, hypothecated or disposed of in any other way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process, and each option shall be exercisable during the optionee's lifetime only by the optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such options or of such other rights contrary to the provisions hereof, or to subject such options or such other rights to execution, attachment or similar process, such options and such other rights shall immediately terminate and become null and void.

         G. Adjustment Provisions. Except as otherwise provided in this paragraph G, in the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment, or by reason of the dissolution or liquidation of the Corporation, appropriate adjustments may be made in (i) the aggregate number of or class of shares available under the Plan, and (ii) the number, class and exercise price of shares remaining subject to all outstanding options. Whether any adjustment or modification is to be made as a result of the occurrence of any of the events specified in this section, and the extent thereof, shall be determined by the Board, whose determination shall be binding and conclusive. Notwithstanding the previous sentence, in the event of a stock split, stock dividend or other event that is functionally equivalent to a stock split or stock dividend, (i) the number of shares subject to then-outstanding options will be adjusted so that upon exercise of the option, the holder of each option will be entitled to receive the



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number of shares or other securities which the holder would have been entitled to receive after the event had the option been exercised immediately before the earlier of the date of the consummation of the event or the record date of the event (the "event date"), (ii) the price of each share subject to then-outstanding options will be adjusted proportionately so that the aggregate purchase price for all then-outstanding options will be the same immediately after the event date as before the event date, (iii) an appropriate and proportionate adjustment will be made as of the event date in the maximum number of shares that may be issued pursuant to options granted under the Plan, (iv) any adjustment with respect to then-outstanding incentive stock options will be made in a transaction that does not constitute a modification under Section 424(h)(3) of the Code, and (v) any option to purchase fractional shares resulting from an adjustment will be eliminated. Existence of the Plan or of Option Agreements pursuant to the Plan shall in no way impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger, consolidation, dissolution or liquidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Corporation, or any grant of options on its stock not pursuant to the Plan.

VII.     RIGHTS AS A SHAREHOLDER

         Optionees shall not have any of the rights and privileges of shareholders of the Corporation in respect of any of the shares subject to any option granted pursuant to the Plan unless and until a certificate, if any, representing such shares shall have been issued and delivered.

VIII.    WITHHOLDING

         To the extent required by applicable federal, state, local or foreign law, an optionee shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or the disposition of shares acquired upon exercise of a stock option. The Corporation shall not be required to issue shares until such obligations are satisfied. The Stock Option/Award Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of Common Stock that otherwise would be issued upon exercise of the option, or to the extent permitted, by permitting the optionee to tender shares owned by the optionee.

IX.      RECEIPT OF PROSPECTUS

         Upon the execution of an Option Agreement, each optionee receiving options pursuant to the Plan shall be given a Prospectus, as filed by the Corporation under the Securities Act of 1933, including any exhibits thereto, describing the Plan. Each Option Agreement shall contain an acknowledgment by the optionee that the requirements of this section have been met.

X.       SUCCESSORS

         The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of any optionee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such optionee.

XI.      TERMINATION AND AMENDMENT OF THE PLAN

         The Plan shall remain in effect until December 3, 2009, unless sooner terminated as hereinafter provided. The Board shall have complete power and authority at any time to terminate the Plan or to make such modification or amendment thereof as it deems advisable and may from time to time suspend, discontinue or abandon the Plan, provided that no such action by the Board shall adversely affect any right or obligation with respect to any grant theretofore made.

XII.     INDEMNIFICATION OF BOARD AND COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Board or the Stock Option/Award Committee, as the case may be, the members of the Board and the Stock Option/Award Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option Agreements or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by



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the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member shall in writing offer the Corporation the opportunity, at its own expense, to defend the same.

XIII.    MERGER OF THE CORPORATION

         Unless the options issued pursuant to this Plan are assumed in a transaction to which Section 424(a) of the Code applies, if the Corporation shall (i) merge or consolidate with another corporation under circumstances where the Corporation is not the surviving corporation, (ii) sell all, or substantially all of its assets, or (iii) liquidate or dissolve, then each option shall terminate on the date and immediately prior to the time such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated, provided that the holder of the option shall have the right immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution, to exercise any or all of the vested portion of the option, unless such option has otherwise expired or been terminated pursuant to its terms or the terms hereof. In the event of such merger, consolidation, sale, liquidation or dissolution, any portion of an outstanding option which would have vested within one year after the date on which such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated shall vest immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution and shall be part of the vested portion of the option which the holder of the option may exercise.

XIV.     EFFECTIVE DATE

         The Plan was adopted by the Board on December 3, 1999, and became effective as of such date.




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                                                                       EXHIBIT A

                             ADDITIONAL INFORMATION

         TAX CONSEQUENCES

         Information regarding the federal income tax consequences to American Management Systems, Incorporated (the "Corporation") and to optionees of options granted under the 1999 Contractor Stock Option Plan (the "Plan") follows. This information is not intended to be exhaustive and is only intended to briefly summarize the federal income tax statutes, regulations and currently available agency interpretations thereof, and is intended to apply to the Plan as normally operated. It is recommended that optionees consult their own professional tax advisors for personal and specific advice about options.

         An optionee has no tax consequences from the grant or vesting of an option. Upon exercise of an option, the optionee has compensation income taxable at ordinary income tax rates on the amount by which the fair market value of the shares of common stock, $0.01 par value per share, of the Corporation (the "Common Stock") received as of the date of exercise exceeds the exercise price. The Corporation is entitled to a deduction equal to the amount of compensation income to the optionee as long as it complies with applicable reporting requirements with respect to the optionee's compensation income. Upon the sale of Common Stock acquired through the exercise of an option, any difference between the amount realized and the fair market value of the Common Stock as of the date of exercise will be capital gain or loss.

         The Plan is not qualified under Section 401(a) of the Code.

         EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA")

         The Plan is not subject to any provisions of ERISA.

         DOCUMENTS INCORPORATED BY REFERENCE AND FURTHER INFORMATION

         The Corporation hereby incorporates by reference (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1999, (ii) its Preliminary Proxy Statement in connection with the 1999 Annual Meeting of Shareholders, (iii) its Definitive Proxy Statement in connection with the 1999 Annual Meeting of Shareholders, (iv) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, (v) its Current Report on Form 8-K filed on July 20, 1999, (vi) its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, (vii) its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and (viii) the description of the Corporation's Common Stock contained in its Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description. In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         A copy of any document incorporated by reference herein but not delivered with this Prospectus will be furnished without charge upon written or oral requests. Written requests for documents or additional information about the Plan and its administrator should be addressed to American Management Systems, Incorporated, c/o Secretary, 4050 Legato Road, Fairfax, Virginia 22033. Oral requests for documents or additional information should be directed to
(703) 267-8000.

         Copies of the Corporation's most recent Annual Report on Form 10-K, Proxy Statement, including Financial Report, and Annual Report to Shareholders accompany the copy of this Prospectus furnished to participants in the Plan not otherwise receiving copies thereof. The Corporation will promptly furnish without charge an additional copy of any such documents to any participant who requests it.




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